CHARTER EQUIPMENT LEASE 1999-1 LLC (Issuer)

                  CHARTER FINANCIAL, INC. (Seller and Servicer)

                         FORM OF UNDERWRITING AGREEMENT




                                                               August [__], 1999

First Union Capital Markets Corp.
301 South College Street, TW-9
Charlotte, North Carolina 28288-0610

Ladies and Gentlemen:

     Charter Equipment Lease 1999-1 LLC (the "Issuer"), proposes to issue the asset-backed notes identified in Schedule I hereto (the "Notes"). The Notes will be issued pursuant to and secured by an indenture (the "Indenture") to be entered into among the Issuer, Charter Financial, Inc. ("Charter"), as servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined below). The Notes identified in Schedule I hereto will be sold in a public offering through First Union Capital Markets Corp. (the "Underwriter"). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture.

     Section 1. Representations and Warranties. The Issuer and Charter, jointly and severally, represent and warrant to the Underwriter that:

     (a) The Issuer has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the
Securities  Act of 1933,  as  amended,  and the  rules  and  regulations  of the
Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (registration number 333-64045), including a form of prospectus, relating to the Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Issuer has furnished to the Underwriter, for use by the Underwriter, copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus"), relating to the Notes. Except where the context otherwise requires, the registration statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule

430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Issuer with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus".

     (b) The Registration Statement relating to the Notes, has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer or Charter, threatened by the Commission.

     (c) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that this representation and warranty shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any Underwriter's Information (as defined in Section 10(d) herein) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

     (d) The representations and warranties of the Issuer in Section [__] of the Servicing Agreement will be true and correct as of the Closing Date.

     (e) The representations and warranties of Charter in Sections 2 and 3 of the Servicing Agreement and in Section 3 of the Seller Contribution and Sale Agreement will be true and correct as of the Closing Date.

     (f) Charter and each of its subsidiaries involved in the ownership, origination, or security of, or otherwise related to, the Leases have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of Charter and its subsidiaries taken as a whole.

     (g) All the outstanding membership interests in the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth


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


in the Registration Statement, are owned by Charter directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

     (h) (i) the Servicing Agreement, when duly executed by the Issuer and Charter and delivered by such parties, will constitute a valid and binding agreement of the Issuer and Charter enforceable against them in accordance with its terms; (ii) the Indenture, when duly executed by the Trustee and delivered by the Trustee, will constitute a valid and binding agreement of the Issuer and Charter enforceable against the Issuer and Charter in accordance with its terms;
(iii) the Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable in accordance with its terms; and (iv) the Indenture, the Servicing Agreement, the Contribution and Sale Agreement between Charter and Charter Funding Corporation V (the "Transferor") dated as of August [__], 1999 (the "Seller Contribution and Sale Agreement") and the Contribution and Sale Agreement between the Transferor and the Issuer dated as of August [__], 1999 (the "Transferor Contribution and Sale Agreement") (collectively, the "Transaction Agreements") and the Notes conform to the descriptions thereof contained in the Prospectus.

     (i) The execution, delivery and performance of this Underwriting Agreement, the Transaction Agreements to which Charter or its subsidiaries, as the case may be, is a party and the issuance and sale of the Notes, the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Charter or any of its subsidiaries is a party or by which Charter or any of its subsidiaries is bound or to which any of the property or assets of Charter or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of Charter or by-laws of Charter or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Charter or any of its subsidiaries or any of their properties or assets; and
except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriter and the filing of any financing statements required to perfect the Issuer's interest in the Granted Assets, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Underwriting Agreement or the Transaction Agreements, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby.

     (j) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act and which have not been so described or filed.

     (k) There are no legal or governmental proceedings pending to which Charter or any of its subsidiaries is a party or of which any property or assets of Charter or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to Charter or any of its subsidiaries, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of Charter and its subsidiaries taken as a whole; and to the best of Charter's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (l) Neither Charter nor any of its subsidiaries involved in the ownership, origination, or security of, or otherwise related to, the Leases (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
(iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that could not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of Charter and its subsidiaries taken as a whole.

     (m) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuer and Charter; and

     (n) The Issuer is not required to be registered under the Investment Company Act of 1940, as amended.

     Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Issuer agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Issuer, the principal amount of Notes set forth in Schedule II hereto. The purchase price for the Notes shall be as set forth in Schedule I hereto.

     Section 3. Delivery and Payment. Payment for the Notes shall be made to the Issuer or to its order by wire transfer of same day funds at the office of Dewey Ballentine LLP in New York, New York at 9:00 A.M., New York time, on the Closing Date (as hereinafter defined), or at such other time on the same or such other date as the Underwriter and the Issuer may agree upon. The time and date of such payment for the Notes as specified in Schedule I hereto are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City or Charlotte, North Carolina.

     Payment for the Notes shall be made against delivery to the Underwriter of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date. The Issuer shall make the Notes available for inspection by the

Underwriter in New York, New York not later than one full Business Day prior to the Closing Date.

     Section 4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale to the public, which may include selected dealers, as set forth in the Prospectus.

     Section 5. Covenants of the Issuer and Charter. The Issuer and Charter, jointly and severally, covenant and agree with the Underwriter as follows:

     (a) The Issuer will prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

     (b) During the period that a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Issuer will furnish to the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

     (c) During the prospectus delivery period, the Issuer will advise the Underwriter promptly after it receives notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose,
(iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

     (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Issuer promptly will prepare and file with the Commission, an amendment or a supplement which will correct such statement or omission or effect such compliance.

     (e) The Issuer will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes; provided, however, that the Issuer shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Issuer shall not be required to file a general consent to service of process in any jurisdiction.

     (f) The Issuer will furnish to the Underwriter, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed, and to the Underwriter five conformed copies of the Registration Statement (without exhibits thereto) and, during the prospectus delivery period, as many copies of any Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriter may reasonably request.

     (g) For a period from the date of this Underwriting Agreement until the retirement of the Notes, or until such time as the Underwriter shall cease to maintain a secondary market in the Notes, whichever first occurs, the Issuer will deliver to the Underwriter (i) the annual statements of compliance, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to Noteholders and (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or as soon thereafter as practicable.

     (h) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Issuer or Charter, the Issuer or Charter, as the case may be, shall furnish such documents and take any such other actions.

     (i) The Issuer will make generally available to Noteholders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

     (j) For a period of 90 days from the date hereof, the Issuer will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, any asset-backed securities of the Issuer (other than the Notes purchased hereunder) without the prior written consent of the Underwriter.

     Section 6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuer and Charter contained herein, in the Servicing Agreement, the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement and in Indenture, to the accuracy of the statements of the Issuer and Charter made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Charter of their respective obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 5(a) of this Underwriting Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Transaction Agreements, the Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Notes hereunder, all transactions contemplated to be consummated under such Transaction Agreements on the Closing Date (including, without limitation, the issuance and placement of any subordinated, privately-placed securities) shall have been so consummated to the reasonable satisfaction of the Underwriter.

     (c) Dewey Ballentine LLP shall have furnished to the Underwriter their written opinion, as U.S. counsel to the Issuer and Charter, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel with respect to, or to the effect that: (i) the Notes have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (ii) there is no legal or governmental proceeding pending or, to the best of such counsel's knowledge, threatened against the Issuer or Charter which (A) asserts the invalidity of this Underwriting Agreement, the Transaction Agreements or the Notes, (B) would have a material adverse effect on the issuance of the Notes or the tax characteristics of the Notes, or (C) would have a material adverse effect on the consummation of, or any of Charter's, the Transferor's or the Issuer's performance under, any of the transactions contemplated by this Underwriting Agreement or the Transaction Agreements; (iii) each of this Underwriting
Agreement and the Transaction Agreements are the legal, valid and binding obligation of the Issuer, the Transferor and Charter, as applicable, enforceable against each of them in accordance with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (iv) assuming no prior financing statements covering the Leases are in effect based on a review of certain UCC searches, that financing statements covering the Leases and naming (A) Charter as debtor and the Transferor as secured party, (B) the Issuer as secured party and Transferor as debtor and (C) the

Issuer as debtor and the Trustee as secured party are being filed in the appropriate filing offices of the State of New York, and assuming that the Trustee has taken possession of the Leases, the Trustee has a first priority perfected security interest in all right, title and interest of Charter, the Transferor and the Issuer in the Leases; (v) on the Closing Date the Registration Statement is effective, and, that to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued or is threatened, and that although such counsel is not passing on the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing came to such counsel's attention that leads such counsel to believe that either the Registration Statement or the Prospectus (as of the Effective Date or the date of the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (vi) the Indenture has been duly qualified under the Trust Indenture Act; (vii) the execution, delivery and performance of the Transaction Agreements by the parties thereto do not require compliance with any "bulk sales" laws; (viii) the Notes will be classified as indebtedness for tax purposes; (ix) none of Charter, the Transferor or the Issuer are, or will be as a result of the transactions contemplated under the Transaction Agreements, an "investment company" or a company "controlled by" an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended;
(x) the tax and ERISA sections in the Prospectus are accurate and fairly present the information required to be shown therein; and (x) such other matters as the Underwriter shall reasonably request. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of the Issuer or Charter and public officials and as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to the Underwriter.

     (d) Stewart Abramson shall have furnished to the Underwriter his written opinion, as General Counsel to Charter, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and its counsel with respect to, or to the effect that: (i) the due formation and qualification of each of the Issuer, the Transferor and Charter and that the Issuer, the Transferor and Charter, as applicable, have the requisite power and authority to perform their respective obligations under this Underwriting Agreement and the Transaction Agreements and the transactions contemplated herein and therein; (ii) the due authorization, execution, delivery and enforceability of this Underwriting Agreement and the Transaction Agreements applicable, by the Issuer, the Transferor and Charter; and (iii) the issuance and sale of the Notes by the Issuer, the performance of this Underwriting Agreement by the Issuer and Charter and the compliance by the Issuer, the Transferor and Charter with the terms of the Transactions Agreements, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of the Issuer, the Transferor or Charter, or any other contracts to which the Issuer, the Transferor or Charter is a party or by which any of them is bound.

     (e) The Underwriter shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

     (f) [___________________] shall have furnished to the Underwriter their written opinion, as counsel to the Trustee, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

     (g) Each of the Issuer and Charter shall have furnished to the Underwriter a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Issuer and Charter may exclude the Underwriter's Information (as defined in Section 10(d) herein) from such representation), (iii) the representations and warranties of Charter or the Issuer, as the case may be, contained in this Underwriting Agreement and the Transaction Agreements are true and correct in all material respects on and as of the Closing Date, (iv) Charter or the Issuer, as the case may be, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and (vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of Charter or the Issuer, as applicable, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of Charter or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

     (h) Subsequent to the date of this Underwriting Agreement, there shall not have occurred any of the following events: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or Charter which materially impairs the investment quality of the Notes; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Issuer or Charter on any exchange or in the over-the-counter market shall have been suspended or (iii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

     (i) The Underwriter shall have received from independent accountants of the Issuer and Charter, one or two letters, one such letter dated the date of the Prospectus relating to the Notes and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and a second letter, if necessary, dated the Closing Date, as to such matters as the Underwriter may reasonably request in form and substance satisfactory to the Underwriter and counsel to the Underwriter, provided by the Issuer and Charter.

     (j) The Underwriter shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in each office in each jurisdiction in which such financing statements are required to perfect the first priority security interests created by the Transferor Contribution and Sale Agreement reflecting the interest of the Issuer in the Leases and the proceeds thereof.

     (k) Subsequent to the execution and delivery of this Underwriting Agreement, there shall not have occurred any (i) downgrade, withdrawal or qualification shall have occurred with respect to the rating accorded the Notes or any of the Issuer's other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) public announcement by any such organization that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Issuer's other debt securities.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     Section 7. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion, by notice given to and received by the Issuer and Charter prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 6(h) or clauses (i) and (ii) of Section 6(k) shall have occurred.

     Section 8. Reserved.

     Section 9. Reimbursement of the Underwriter's Expenses. If (i) the Issuer shall fail to tender the Notes for delivery to the Underwriter for any reason not permitted under this Underwriting Agreement or (ii) the Underwriter shall decline to purchase the Notes for any reason permitted under this Underwriting Agreement, the Issuer shall reimburse the Underwriter for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by it in connection with this Underwriting Agreement and the proposed purchase of the Notes, and upon demand the Issuer shall pay the full amount thereof to the Underwriter.

     Section 10. Indemnification.

     (a) Charter and the Issuer shall, jointly and severally, indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter for any legal or other expenses reasonably incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither Charter nor the Issuer shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter's Information (as defined in Section 10(d) herein).

     (b) The Underwriter shall indemnify and hold harmless each of the Issuer, Charter, and each of their directors, each officer of the Issuer or Charter who signed the Registration Statement and each person, if any, who controls the Issuer or Charter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Issuer or Charter, as appropriate), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer and Charter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information (as defined in Section 10(d) herein), and shall reimburse the Issuer and Charter for any legal or other expenses reasonably incurred by the Issuer and Charter in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) The Underwriter confirm that the information (such information, the "Underwriter's Information") set forth in (i) the last paragraph on the cover page, (ii) [the first paragraph on the second page], and (iii) the [_______] paragraph under the caption "Plan of Distribution" in the Prospectus is correct and constitutes the only information furnished in writing to the Issuer and Charter by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

     The obligations of Charter, the Issuer and the Underwriter in this Section 10 are in addition to any other liability which Charter, the Issuer or the Underwriter, as the case may be, may otherwise have.

     Section 11. Contribution. If the indemnification provided for in Section 10 is unavailable or insufficient to hold harmless an indemnified party under
Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Charter and the Issuer on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Charter and the Issuer on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Charter and the Issuer on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased hereunder (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Notes purchased hereunder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Charter and the Issuer on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Charter, the Issuer and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim damage or liability referred to above in Section 10 shall be deemed to include, for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 12. Persons Entitled to Benefit of Agreement. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriter, the Issuer and Charter and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Issuer and Charter and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

     Section 13. Expenses. The Issuer and Charter, jointly and severally, agree with the Underwriter to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Underwriting Agreement; (iv) the costs of reproducing and distributing this Underwriting Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(e) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including the related reasonable and documented fees and expenses of counsel to the Underwriter); (vi) any fees charged by rating agencies for rating the Notes; (vii) all fees and expenses of the Trustee and its counsel; (viii) any transfer taxes payable in connection with its sale of the Notes pursuant to this Underwriting Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Issuer and Charter under this Underwriting Agreement; provided that, except as otherwise provided in this Section 13, the Underwriter shall pay its own costs and expenses, including, the costs and expenses of its counsel and the expenses of advertising any offering of the Notes made by the Underwriter.

     Section 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, Charter and the Underwriter contained in this Underwriting Agreement or made by or on their behalf, respectively, pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 15. Notices.  All communication  hereunder shall be in writing and,
(i) if sent to the Underwriter will be mailed, delivered or telecopied and confirmed to them at First Union Capital Markets Corp., Asset Securitization Division, 301 South College Street, TW-9, Charlotte, North Carolina, 28288-0610, Telecopy Number: (704) 374-3254; (ii) if sent to the Issuer, will be mailed, delivered or telecopied and confirmed to them at the address of the Issuer set forth in the Registration Statement, Attention: Chief Financial Officer; and
(iii) if sent to Charter, will be mailed, delivered or telecopied and confirmed to them at the address of Charter set forth in the Registration Statement,
Attention: Vice President and Treasurer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     Section 16. Governing Law. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to provisions of conflicts of law.

     Section 17. Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity.

     (a) To the fullest extent permitted by applicable law, each of the Issuer and Charter irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Underwriting Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and Charter hereby irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Issuer and Charter hereby irrevocably designates and appoints CT Corporation (the "Process Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Issuer or Charter. Each of the Issuer and Charter represents to the Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Issuer and Charter hereby irrevocably authorizes and directs the Process Agent to accept such service. Each of the Issuer and Charter further agrees that service of process upon the Process Agent and written notice of said service to the Issuer or Charter, as the case may be, mailed by first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Issuer or Charter, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of the Underwriter or any person controlling the Underwriter to serve process in any other manner permitted by law. Each of the Issuer and Charter agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

     (b) The obligation of the parties to make payments hereunder is in U.S. dollars (U.S. dollars and such other currencies referred to above being called the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Underwriting Agreement.

     Section 18. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

     Section  20.  Effectiveness.   This  Underwriting  Agreement  shall  become
effective upon execution and delivery.

     If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Issuer, whereupon this letter and your acceptance shall become a binding agreement among the Issuer, Charter and the Underwriter.

                                              Very truly yours,


                                              CHARTER EQUIPMENT LEASE 1999-1 LLC

                                              By: CHARTER FUNDING CORPORATION V


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                              CHARTER FINANCIAL, INC.


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.


FIRST UNION CAPITAL MARKETS CORP.,
as Underwriter


By:
    ------------------------------
    Name:
    Title:

                                   SCHEDULE I

Date of Underwriting Agreement:                August [___], 1999

Underwriter:                                   First Union Capital Markets Corp.

Underwriter's Address:                         First Union Capital Markets Corp.
                                               One First Union Center, TW-9
                                               301 South College Street
                                               Charlotte, NC 28288-0610

Title, Purchase Price and Description of Notes:

         Class A-1 Notes
         ---------------

         Title:                     $50,642,266     [_______]%     Class     A-1
                                    Lease-Backed Notes, Series 1999-1

         Price to public:           [______]%

         Purchase price:            [______]%

         Underwriting
         discount:                  [_____]%

         Payment Dates:             The 25th calendar day of each month (if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding Business Day),  commencing August
                                    25, 1999

         Maturity:                  August 2000 Payment Date

         Redemption
         provisions:                Notes remaining  outstanding may be redeemed
                                    in whole,  but not in part,  on any  Payment
                                    Date at the Issuer's option if the Aggregate
                                    Discounted Lease Balance of the Leases at such time is less than 10% of the initial
                                    Aggregate  Discounted  Lease  Balance of the
                                    Leases as of the Closing Date.

         Class A-2 Notes
         ---------------

         Title:                     $40,355,556  [_____]% Class A-2 Lease-Backed
                                    Notes, Series 1999-1

         Price to public:           [________]%

         Purchase price:            [________]%

         Underwriting
         discount:                  [_____]%

         Payment Dates:             The 25th calendar day of each month (if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding Business Day),  commencing August
                                    25, 1999

         Maturity:                  February 2002 Payment Date

         Redemption
         provisions:                Notes remaining  outstanding may be redeemed
                                    in whole,  but not in part,  on any  Payment
                                    Date at the Issuer's option if the Aggregate
                                    Discounted Lease Balance of the Leases at such time is less than 10% of the initial
                                    Aggregate  Discounted  Lease  Balance of the
                                    Leases as of the Closing Date.

         Class A-3 Notes
         ---------------

         Title:                     $18,990,850  [____]% Class A-3  Lease-Backed
                                    Notes, Series 1999-1

         Price to public:           [______]%

         Purchase price:            [______]%

         Underwriting
         discount:                  [___]%

         Payment Dates:             The 25th calendar day of each month (if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding Business Day),  commencing August
                                    25, 1999

         Maturity:                  September 2002 Payment Date

         Redemption
         provisions:                Notes remaining  outstanding may be redeemed
                                    in whole,  but not in part,  on any  Payment
                                    Date at the Issuer's option if the Aggregate
                                    Discounted Lease Balance of the Leases at such time is less than 10% of the initial
                                    Aggregate  Discounted  Lease  Balance of the
                                    Leases as of the Closing Date.

         Class A-4 Notes
         ---------------

         Title:                     $48,708,013  [___]%  Class A-4  Lease-Backed
                                    Notes, Series 1999-1

         Price to public:           [______]%

         Purchase price:            [______]%

         Underwriting
         discount:                  [___]%

         Payment Dates:             The 25th calendar day of each month (if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding Business Day),  commencing August
                                    25, 1999

         Maturity:                  January 2006 Payment Date

         Redemption
         provisions:                Notes remaining  outstanding may be redeemed
                                    in whole,  but not in part,  on any  Payment
                                    Date at the Issuer's option if the Aggregate
                                    Discounted Lease Balance of the Leases at such time is less than 10% of the initial
                                    Aggregate  Discounted  Lease  Balance of the
                                    Leases as of the Closing Date.

         Class B Notes
         -------------

         Title:                     $7,473,251   [___]%  Class  B   Lease-Backed
                                    Notes, Series 1999-1

         Price to public:           [______]%

         Purchase price:            [______]%

         Underwriting
         discount:                  [______]%

         Payment Dates:             The 25th calendar day of each month (if such
                                    day  is  not  a  Business   Day,   the  next
                                    succeeding Business Day),  commencing August
                                    25, 1999

         Maturity:                  October 2006 Payment Date

         Redemption
         provisions:                Notes remaining  outstanding may be redeemed
                                    in whole,  but not in part,  on any  Payment
                                    Date at the Issuer's option if the Aggregate
                                    Discounted Lease Balance of the Leases at such time is less than 10% of the initial
                                    Aggregate  Discounted  Lease  Balance of the
                                    Leases as of the Closing Date.


         Closing Date, Time and Location:

         Date:                      August [___], 1999

         Time:                      9:00 New York time

         Location:                  Dewey  Ballentine LLP  [______________]  New
                                    York, New York

                                   SCHEDULE II

                  PRINCIPAL AMOUNT OF THE NOTES TO BE PURCHASED

$50,642,266 Principal Amount of Class A-1 Notes to be Purchased $40,355,556 Principal Amount of Class A-2 Notes to be Purchased $18,990,850 Principal Amount of Class A-3 Notes to be Purchased $48,708,013 Principal Amount of Class A-4 Notes to be Purchased $7,473,251 Principal Amount of Class B Notes to be Purchased